                                                                  Exhibit (d)(3)

               First Amended International Distribution Agreement

This Agreement is made by Tutogen Medical GmbH, a German corporation with offices at IndustriestraBe 6, D-91077 Neunkirchen am Brand, Germany ("Tutogen") and Sulzer Spine-Tech Inc., a Delaware corporation with offices at 7375 Bush Lake Road, Minneapolis, Minnesota 55439-2027, U.S.A. ("Sulzer").

                              W I T N E S S E T H:

WHEREAS, Tutogen collects xenograft and donated allograft tissue from sources throughout Europe and within the United States, processes such tissue itself or provides such tissue for processing by others, and distributes xenograft and donated allograft tissue products through various distributors throughout the world;

WHEREAS, Sulzer manufactures and sells worldwide a line of products used in spinal fusion surgery and desires to acquire from Tutogen the right to distribute its xenograft and allograft bone tissue products worldwide, excluding the United States, for use in spinal applications;

WHEREAS, Tutogen is in principle willing to terminate the right of its existing distributors to sell xenograft and allograft bone tissue products for spinal applications and to appoint Sulzer as its sole and exclusive distributor for such products in such applications on the terms and conditions set forth herein;

WHEREAS, Tutogen and Sulzer entered into an agreement styled "International Distribution Agreement," dated March 8, 2000, pursuant to which Tutogen appointed Sulzer as the exclusive distributor worldwide, excluding the United States, for Tutogen's xenograft and donated allograft bone tissue products for applications in the spine; and

WHEREAS, Tutogen and Sulzer desire to make a new agreement that will supersede the International Distribution Agreement dated March 8, 2000;

NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth below, the parties hereby agree as follows:

1.  Definitions

    1.1  "Affiliate" shall mean an entity that controls, is controlled by, or is
          ---------
         under common control with a party. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, such entity shall be deemed an Affiliate only so long as such control continues.

    1.2  "Contract Year" shall mean the one-year period following the Effective
          -------------
         Date of this Agreement and each one-year period following each anniversary of the Effective Date of this Agreement.

    1.3  "Effective Date" of this Agreement shall mean March 8, 2000.
          --------------

    1.4  "Field of Use" shall mean all uses of processed xenograft and donated
          ------------
         allograft bone tissue in and adjoining the human spine.

CONFIDENTIAL
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     1.5  "Permitted Successor" shall mean any individual, corporation,
           -------------------
          partnership, joint venture, association, trust, or any other entity or organization of any kind or character that assumes the obligations of a party under this Agreement as permitted according to the terms of this Agreement.

     1.6  "Products" shall mean the xenograft and allograft bone tissue products
           --------
          manufactured by Tutogen or an Affiliate of Tutogen or a Permitted Successor of Tutogen and listed on Schedule A attached hereto. The parties shall mutually agree on the addition of Products to Schedule A.

     1.7  "RTI Agreement" shall mean the Shaft Recovery and Service
           -------------
          Reimbursement Agreement between Tutogen and Regeneration Technologies Inc. ("RTI"), as successor to the University of Florida Tissue Bank, effective as of 29 September 1998, including an amendment thereto dated 28 June 1999, pursuant to which Tutogen supplies certain human donor bone tissue to RTI, which RTI processes for use in spinal applications.

     1.8  "Sub-Territory" shall mean one of the following geographic regions or
           -------------
          countries comprising in part the Territory: Western Europe (European Union including Switzerland, Norway, Iceland, Turkey, and Israel); Eastern Europe; South America (including Central America and Mexico); Canada; Far East (excluding Japan); Japan; and Middle East (including Africa).

     1.9  "Territory" shall mean the entire world, exclusive of the United
           ---------
          States, its territories and possessions.

     1.10 "Third Party" shall mean a person or entity other than Tutogen, any
           -----------
          Tutogen Affiliate, Sulzer, any Sulzer Affiliate or any officer, director, or employee of Tutogen, any Tutogen Affiliate, Sulzer, or any Sulzer Affiliate.


2.   Grant of Rights

     2.1  Exclusive Distribution. Tutogen hereby appoints Sulzer, and Sulzer
          ----------------------
          hereby accepts the appointment during the term of this Agreement as the exclusive distributor of the Products in the Territory for the Field of Use.

     2.2  Consideration. In consideration of the transfer of distribution rights
          -------------
          in the Products for the Field of Use from Tutogen's existing international distributors to Sulzer, Sulzer agrees to pay Tutogen US$2 million as follows: US$1 million upon execution of this Agreement and, provided that Tutogen has commenced delivery of Products to Sulzer in response to Sulzer's purchase orders, US$1 million on October 1, 2000.


3.   Sulzer's Obligations

     3.1  Marketing Efforts. Sulzer agrees to use commercially reasonable
          -----------------
          efforts to market and sell the Products throughout the Territory for the Field of Use. Sulzer shall have no right or obligation to market the Products for any use other than the Field of Use.

     3.2  Support Services. Sulzer agrees to use commercially reasonable efforts
          ----------------
          to provide usual and customary support services to the surgeon-customer for the Products.

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     3.3  Instruments. Sulzer shall develop appropriate surgical instruments, as
          -----------
          needed, to assist the surgeon in implanting each of the Products. Sulzer shall also develop a standard surgical procedures for implanting the Products. Tutogen shall assist Sulzer, as necessary, in developing the instruments and surgical procedures.

     3.4  Forecasting. Commencing with the third calendar quarter of 2000 and
          -----------
          continuing quarterly thereafter, Sulzer shall provide Tutogen, no later than 15 days prior to each calendar quarter, with a rolling monthly forecast of sales of the Products for the succeeding 12 months. Sulzer's forecasts shall specify the anticipated sales by Product, by Sub-Territory, and by month. Sulzer shall incur no liability to Tutogen in the event that actual sales of the Products differ from Sulzer's forecasts.

     3.5  Minimum Annual Product Sales. As consideration for the exclusive right
          ----------------------------
          to sell the Products in the Territory, commencing with the ninth month of the second Contract Year and continuing with each Contract Year thereafter, Sulzer and Tutogen will establish certain minimum annual goals for sales of the Products during the Contract Year as a means of ensuring that Sulzer is using reasonable efforts to sell the Products in each Sub-Territory within the Territory. Sulzer and Tutogen agree to confer and mutually agree upon the minimum annual sales goals in each Sub-Territory for each Contract Year, which shall be recorded on Schedule B, during the three-month period commencing with the sixth month of the second Contract Year. In the event that the sales for the Products in a Sub-Territory in any Contract Year are less than the goals established under Schedule B, provided that Sulzer's failure to meet the minimum goals is not a result of a Force Majeure as described in Section 9.2, Tutogen shall have the right, in its sole discretion, to undertake for itself or to employ the services of an additional third party, on an exclusive or a non-exclusive basis, to sell the Product in that Sub-Territory only and for the Field of Use. Tutogen shall exercise its option, if at all, by giving Sulzer written notice of its election no later than 60 days following the end of the Contract Year in question.

     3.6  Sales Personnel. Sulzer shall use reasonable efforts to train its
          ---------------
          sales personnel in techniques for proper use and implantation of the Processed Tissues.


4.   Tutogen's Obligations

     4.1  Product Supply. Tutogen agrees to use its best efforts to acquire
          --------------
          xenograft and donor allograft bone tissue, process the tissue using the Tutoplast(R) process according to Sulzer's forecasts for demand for Products, manufacture the Products, and sell the Products to Sulzer pursuant to purchase orders issued by Sulzer at the transfer prices to which the parties shall agree and list in Schedule C attached hereto. Sulzer shall pay the transfer price to Tutogen within 45 days from the date of Tutogen's invoice. In no event shall Tutogen or an Affiliate of Tutogen or a Permitted Successor of Tutogen during the term of this Agreement supply allograft bone tissue, whether processed or unprocessed, to a Third Party for further distribution in the Territory for the Field of Use; provided that, Tutogen shall be permitted to deliver unprocessed allograft bone tissue

CONFIDENTIAL         First Amended International Distribution Agreement - Page 3
          pursuant to the RTI Agreement so long as Tutogen's supply of allograft bone tissue exceeds the demand for Products under this Agreement.

     4.2  Termination of Distribution Contracts. Tutogen shall terminate the
          -------------------------------------
          right of its existing distributors, excluding Canada, Italy, Spain, and Turkey, to distribute the Products for the Field of Use as soon as possible after the Effective Date according to the terms of existing distribution agreements, if any. Schedule D sets forth the dates by which termination of Tutogen's existing distributors, excluding Canada, Italy, Spain, and Turkey, shall be effective. Sulzer shall have an immediate nonexclusive right to sell the Products for the Field of Use in all countries listed in Schedule D, pending termination of existing distribution agreements, to the extent permissible under existing distribution agreements. The parties shall consult regarding Tutogen's distributors in Canada, Italy, Spain, and Turkey, which together represent a significant portion of Tutogen's current revenue from sales of the Products, and Tutogen shall use its best efforts to accommodate Sulzer's desired distribution in those countries and terminate Tutogen's existing distributors, if so determined by Sulzer after consultation. Tutogen agrees to insure that any substantial inventory of the Products held by the distributors at the time of their termination is either returned to Tutogen or transferred to Sulzer.


5.   Regulatory Matters

     5.1  Import Compliance. Tutogen agrees to comply with and maintain
          -----------------
          compliance with all governmental rules, regulations, statutes, and other laws of any kind necessary to acquire xenograft and donor allograft tissue, manufacture the Products, and deliver the Products to Sulzer within the Territory.

     5.2  Regulatory Responsibilities. The parties understand that as of the
          ---------------------------
          Effective Date of this Agreement, the Products are regulated by governmental authorities in most of the countries in the Territory, and Tutogen has obtained approvals from such regulatory authorities to sell many of the Products in such countries. As to Products for which Tutogen has not obtained regulatory approval in a particular country as of the Effective Date, or Products that first become regulated in a particular country after the Effective Date, Sulzer, at its own cost, shall be responsible for obtaining regulatory approval for such Product in such country, as an agent for Tutogen; provided that, Sulzer may elect upon written inquiry from Tutogen to remove such Product from Schedule A (for purposes only of the particular country) rather than to seek regulatory approval therefor. In the event that Sulzer elects to remove a regulated Product from Schedule A (as to a particular country), Tutogen shall have the right to seek regulatory approval therefor at its own expense and to sell such Product in the particular country without obligation to Sulzer under this Agreement.

     5.4  Clinical Trial Costs. Tutogen agrees to bear all costs related to pre-
          --------------------
          clinical trials in support of Sulzer's efforts to obtain regulatory approval for a Product. Sulzer agrees to bear all costs related to clinical trials and filing for, obtaining, and maintaining the regulatory approval.

     5.5  Ownership of Approvals. Tutogen shall be the record owner of all
          ----------------------
          regulatory approvals to sell Products in the Territory and for the Field of Use.

CONFIDENTIAL         First Amended International Distribution Agreement - Page 4

6.   Trademark License and Product Labeling

     6.1  License Grant. Tutogen grants Sulzer a nonexclusive license under
          -------------
          Tutogen's trademarks, Tutoplast(R), Tutobone(R), and Spline Line(R), to use the trademarks solely in connection with the Products and the marketing thereof within the Territory for the Field of Use.

     6.2  Publication Approvals. Sulzer shall provide Tutogen with samples of
          ---------------------
          all marketing and other printed materials utilizing a trademark of Tutogen in advance of publication of the same. Tutogen shall be deemed to have approved such samples for actual use unless it objects in writing within 10 business days following Sulzer's delivery of same.

     6.3  Labeling. Tutogen agrees to include the trademarks of Sulzer on
          --------
          Product labels in a manner mutually agreeable to the parties.


7.   Term and Termination

     7.1  Term. This Agreement shall be effective on the Effective Date and
          ----
          shall remain in effect for an initial term of 10 Contract Years, unless sooner terminated according to the terms set forth in this Agreement. At the end of the tenth Contract Year and each succeeding anniversary of the Effective Date, this Agreement shall renew automatically for a successive one-year term unless one party gives the other party written notice of termination at least 12 months in advance of the renewal date.

     7.2  Material Breach. If either party is in material breach of any
          ---------------
          obligation in this Agreement, the non-breaching party may give written notice to the breaching party of its intention to terminate this Agreement, and this Agreement will terminate 60 days after the giving of such notice unless during the 60-day period (i) the breach has been cured, or (ii) if a breach is incapable of cure within the 60-day period, the breaching party has commenced action which is calculated to result in a cure of the breach to the reasonable satisfaction of the non-breaching party within 120 days after the giving of notice. If at the end of the 60-day or 120-day period following a notice of termination the parties disagree as to whether the Agreement has terminated as provided in this paragraph, the parties shall continue to perform under this Agreement until an arbitration tribunal constituted as provided in this Agreement has ruled on the matter.

     7.3  Insolvency. Either party may terminate this Agreement immediately on
          ----------
          delivery of written notice to the other party (i) upon the institution by or against such other party of insolvency, receivership, or bankruptcy proceedings or any other proceedings for the settlement of such party's debts; provided that, with respect to involuntary proceedings, such proceedings are not dismissed within 120 days, (ii) upon such other party's making an assignment for the benefit of creditors, or (iii) upon such other party's dissolution or ceasing to do business.

     7.4  Termination Without Cause. Sulzer shall have the right to terminate
          -------------------------
          this Agreement with or without cause at any time on or after January 15, 2002 provided that Sulzer shall have given Tutogen written notice of termination at

CONFIDENTIAL         First Amended International Distribution Agreement - Page 5
          least 12 months in advance of the termination date. Sulzer's notice of termination, if any, shall not relieve Sulzer of the obligation thereafter to make the payments set forth in Section 2.2 above, and Sulzer's termination under this Section 7.4 does not give Sulzer any right to recover payments made prior to the effective date of termination. In the event that Sulzer shall terminate this Agreement without cause as provided in this Section 7.4, neither Sulzer nor any Affiliate of Sulzer shall for a period of one year following the effective date of termination enter into an agreement, either directly or indirectly, to own, operate, advise, or have any interest in any business relating to the Products in the Territory for the Field of Use.

     7.5  Reimbursement of Regulatory Expenses. In the event that the Agreement
          ------------------------------------
          terminates (i) by reason of Tutogen's notice of termination under
          Section 7.1, or (ii) by reason of Tutogen's material breach under
          Section 7.2, then Tutogen shall be obligated to reimburse Sulzer's out-of-pocket expenditures, or a portion thereof as determined in this
          Section 7.5, in obtaining or attempting to obtain regulatory approval for Products under Section 5.2, including the out-of-pocket cost of all pre-clinical, if any, and clinical trials and other expenses directly related to the regulatory approval process (the "Clinical Expenses"). For each Product as to which Sulzer has obtained or attempted to obtain a regulatory approval, Tutogen shall be obligated to reimburse an amount determined by multiplying the Clinical Expenses for that Product by the Reimbursement Ratio. The "Reimbursement Ratio" is

                     10 yrs - (t\\exp\\ - t\\app\\) / 10 yrs,

          where t\\exp\\ is the effective date of termination of the Agreement and t\\app\\ is the date of regulatory approval for the Product. For example, if Sulzer obtains a regulatory approval for a Product at the beginning of the second Contract Year after incurring $100,000 of Clinical Expenses and the Agreement terminates at the beginning of the fifth Contract Year, the Reimbursement Ratio is

                     10 yrs - (3 yrs) / 10 yrs  =  0.7

          and Tutogen owes Sulzer $70,000. The reimbursement amount shall be paid in three equal annual installments due on the date of termination, one year after termination, and two years after termination, without interest.


8.   Representations, Warranties, Indemnities, and Limitations of Liability

     8.1  Tutogen.  Tutogen represents and warrants to Sulzer, as follows:
          -------

           8.1.1 Tutogen has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement have been validly authorized by Tutogen.

           8.1.2 Tutogen has the right to grant to Sulzer the rights and licenses granted in this Agreement.

           8.1.3 As of the date of this Agreement, and to the best of its knowledge and belief, neither the manufacture, nor the use, nor the sale of the Products in the Territory constitutes a misuse or misappropriation of confidential information or trade secrets or a breach of confidence, and

CONFIDENTIAL        First Amended International Distribution Agreement - Page 6
                  does not infringe or violate any valid patent, trademark, or copyright or any other intellectual property rights of any third party. Tutogen has disclosed to Sulzer all patents and other intellectual property rights which, to Tutogen's knowledge, may have a material effect on Sulzer's ability to market the Products.

            8.1.4 Tutogen has not received notice that the manufacture, use, or sale of the Products violates any patent rights or any other intellectual property right or constitutes a misappropriation or misuse of trade secrets or proprietary information.

            8.1.5 Tutogen shall promptly notify Sulzer of any claim of infringement or misappropriation relating to the Products.

            8.1.6 To the best of Tutogen's knowledge and belief, Tutogen's procurement of donor allograft tissue complies fully with all laws of the country in which the donor tissue is collected, including all national, regional, and local laws.

            8.1.7 To the best of Tutogen's knowledge and belief, Tutogen possesses all governmental and other approvals required for the collection and processing of donor allograft tissue, and Tutogen shall use commercially reasonable efforts to maintain all such approvals throughout the term of this Agreement.

            8.1.8 For a period of 12 months from the date of Tutogen's delivery to Sulzer, each Product shall be free from defects in material, manufacturing, and workmanship, including, but not limited to, disease, excluding defects caused by the abuse, misuse, neglect, or by improper testing, handling, storage, or use by a party other than Tutogen.

            8.1.9 During the term of this Agreement, except as required by law or by a pre-existing contractual obligation of Tutogen, Tutogen will not, directly or through an Affiliate, assign, sell, transfer, convey, or otherwise alienate in whole or in part any right to receive donated allograft bone tissue without the prior written agreement of Sulzer.

     8.2  Liability for Breach of Product Warranty. If any failure to conform to
          ----------------------------------------
          the representation and warranty set forth in Section 8.1.9 appears within the applicable warranty period, Tutogen will, at its option and expense, correct any such failure by either replacing the defective or non-conforming Product or by repairing such Product. In no event shall the liability of Tutogen in connection with such warranty exceed the cost of replacing or repairing the defective Product. The foregoing shall constitute the exclusive remedy of Sulzer and the sole liability of Tutogen whether in contract or in tort or otherwise relating to a defect of a Product.

     8.3  Exclusion of Other Warranties. The representations and warranties
          -----------------------------
          stated in Section 8.1 are expressly in lieu of all other warranties, including, but not limited to, any implied warranty of merchantability or of fitness, and constitute the only warranties made with respect to any Product.

CONFIDENTIAL        First Amended International Distribution Agreement - Page 7

  8.4  Sulzer. Sulzer represents and warrants to Tutogen, as follows:
       ------

       8.4.1 Sulzer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance of this Agreement have been validly authorized by Sulzer.

  8.5  Indemnity by Tutogen.
       --------------------

       8.5.1 Tutogen shall defend, indemnify, and hold harmless Sulzer against any liability or damages from any third party claims, suits, proceedings, demands, recoveries, or expenses ("Claims") to the extent that such Claims arise from or are based upon: (i) material breach by Tutogen of any of its representations or warranties contained herein; or (ii) negligence, gross negligence, or intentionally wrongful acts or omissions on the part of Tutogen; provided that Sulzer: (a) promptly notifies Tutogen in writing of any such Claim which comes to its attention; (b) allows Tutogen to control the defense or settlement of such Claim; (c) does not enter into any settlement or compromise of such Claim without the express authorization of Tutogen; and (d) reasonably cooperates with Tutogen in the defense of such Claim, subject to Tutogen's payment of all reasonable out-of-pocket expenses associated with such cooperation by Sulzer. Sulzer shall have the right to participate in a non-controlling fashion in such legal proceeding at its sole expense.

       8.5.2 No undertaking of Tutogen under this section shall extend to any such alleged infringement or violation to the extent that it: (a) arises from adherence to design modifications, specifications, drawings, or written instructions which Tutogen is directed by Sulzer to follow, but only if such alleged infringement or violation does not reside in corresponding Product of Tutogen's design or selection; or (b) arises from adherence to instructions to apply Sulzer's trademark, trade name, or other company identification; or (c) resides in a Product which is not of Tutogen's origin and which is furnished by Sulzer to Tutogen for use under this Agreement; or (d) relates to use of Products or other items provided by Tutogen in combination with other Products or items furnished either by Tutogen or others, which combination was not installed, recommended, or otherwise approved by Tutogen. In the foregoing cases numbered (a) through (d), Sulzer will defend and hold Tutogen harmless, subject to the same terms and conditions and exceptions stated above, with respect to Tutogen's rights and obligations under this clause.

  8.6  Indemnity by Sulzer.
       -------------------

       8.6.1 Sulzer shall defend, indemnify, and hold harmless Tutogen against any liability or damages from any third party claims, suits, proceedings, demands, recoveries, or expenses ("Claims") to the extent that such Claims arise from or are based upon: (i) material breach by Sulzer of any of its representations or warranties contained herein; or (ii) negligence, gross negligence, or intentionally wrongful acts or omissions on the part of Sulzer; provided that Tutogen: (a) promptly notifies Sulzer in writing of any such Claim which comes to its

CONFIDENTIAL         First Amended International Distribution Agreement - Page 8
               attention; (b) allows Sulzer to control the defense or settlement of such Claim; (c) does not enter into any settlement or compromise of such Claim without the express authorization of Sulzer; and (d) reasonably cooperates with Sulzer in the defense of such Claim, subject to Sulzer's payment of all reasonable out-of-pocket expenses associated with such cooperation by Tutogen. Tutogen shall have the right to participate in a non-controlling fashion in such legal proceeding at its sole expense.

       8.6.2 No undertaking of Sulzer under this section shall extend to any such alleged infringement or violation to the extent that it: (a) arises from adherence to design modifications, specifications, drawings, or written instructions which Sulzer is directed by Tutogen to follow, but only if such alleged infringement or violation does not reside in corresponding Product of Sulzer's design or selection; or (b) arises from adherence to instructions to apply Tutogen's trademark, trade name, or other company identification; or (c) resides in a Product which is not of Sulzer's origin and which is furnished by Tutogen to Sulzer for use under this Agreement; or (d) relates to use of Products or other items provided by Sulzer in combination with other Products or other items, furnished either by Sulzer or others, which combination was not installed, recommended or otherwise approved by Sulzer. In the foregoing cases numbered (a) through (d), Tutogen will defend and hold Sulzer harmless, subject to the same terms and conditions and exceptions stated above with respect to Sulzer's rights and obligations under this clause.

  8.7  Limitation of Liability to Third Parties. The liability of Tutogen and
       ----------------------------------------
       Sulzer with respect to any and all claims, actions, proceedings, or suits by any third party alleging infringement of patents, trademarks, or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any items furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this Section 8.

  8.8  Exclusion of Consequential Damages.  Neither Tutogen nor Sulzer shall in
       ----------------------------------
       any event or under any circumstances, including, but not limited to liability, delay, or warranty, be liable to the other for special or consequential damages, including but not limited to, loss of profit or revenue, loss of use of production line, or claims by customers for service interruptions. The remedies for the parties set forth in this Agreement are exclusive.

  8.8  RTI Agreement.  Notwithstanding anything herein to the contrary, nothing
       -------------
       in this Agreement is intended to be, or shall be construed as being, a breach, anticipatory or otherwise, of the RTI Agreement as it existed following amendment on 28 June 1999.

  9.   Miscellaneous Provisions

  9.1  Entire Agreement.
       ----------------

       9.1.1 This Agreement, together with the First Amended Umbrella Agreement, the First Amended Option Agreement, the First Amended U.S. Service Agreement, and the First Amended Processed Tissue Development and

CONFIDENTIAL         First Amended International Distribution Agreement - Page 9

                 License Agreement, all between the parties or their Affiliates, embodies the final, complete, and exclusive understanding between the parties and supersedes all previous agreements, understandings, or arrangements between the parties with respect to its subject matter, including the International Distribution Agreement dated March 8, 2000.

          9.1.2 The International Distribution Agreement dated March 8, 2000 is hereby cancelled entirely and superseded by this Agreement.

          9.1.3 No modification or waiver of any terms or conditions hereof, nor any representations or warranties will be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of the party against whom enforcement is sought.

  9.2  Force Majeure.  Neither party will be liable to the other for its failure
       -------------
       to perform any of its obligations under this Agreement only during any period in which such performance is delayed because of, or rendered impracticable or impossible due to, circumstances beyond its reasonable control, including but not limited to, strike, fire, flood, earthquake, windstorm, governmental acts or orders or restrictions (including acts of regulatory authorities and changes in the regulatory scheme for a Product), failure of suppliers , or any other reason to the extent that the failure to perform is beyond the reasonable control and not caused by the negligence or willful misconduct of the non-performing party, provided that the party experiencing the delay promptly notifies the other of the delay.

  9.3  Notices.  All notices concerning this Agreement will be written in the
       -------
       English language and will be deemed to have been received (a) two days after being properly sent by commercial overnight courier, or (b) one day after being transmitted by confirmed facsimile, in each case addressed to the address below:

       If to Tutogen:

       Tutogen Medical GmbH
       IndustriestraBe 6,
       D-91077 Neunkirchen am Brand
       GERMANY
       Attention: President and CEO
       Telephone: 49 9131 7901-10
       Facsimile: 49 9131 7901-12

       With a copy to:

       Dr. Dirk Lange
       Foerster + Rutow
       Irrestr. 17-19
       90403 Nurnberg
       GERMANY
       Telephone: 49 (911) 23 569 00
       Facsimile: 49 (911) 23 569 11

CONFIDENTIAL        First Amended International Distribution Agreement - Page 10

      If to Sulzer:

      Sulzer Spine-Tech Inc.
      7375 Bush Lake Road
      Minneapolis, Minnesota 55439-2027
      U.S.A.
      Attention: President
      Telephone: 1 (612) 832-5600
      Facsimile: 1 (612) 832-6874

      With a copy to:

      Sulzer Medica USA Inc.
      3 East Greenway Plaza, Suite 1600
      Houston, Texas 77046
      U.S.A.
      Attention: General Counsel
      Telephone: 1 (713) 561-6365
      Facsimile: 1 (713) 561-6380


  9.4 Governing Law.  Recognizing that the laws within different international
      -------------
      jurisdictions vary in their content and effect with respect to similar subject matter, and that the parties desire uniformity and predictability in interpretation and enforcement of this Agreement and related agreements with international scope made contemporaneously by the parties and their Affiliates, the parties have agreed to the following provisions regarding applicable law to govern this Agreement: All matters affecting the interpretation, form, validity, and performance of this Agreement shall be decided under the laws of Switzerland (without application of the United Nations Convention on the International Sale of Goods).

  9.5 Partial Invalidity.  In the event that any provision of this Agreement
      ------------------
      will be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as best to accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

  9.6 Independent Contractors.  Each party will act as an independent contractor
      -----------------------
      under the terms of this Agreement. Except as otherwise provided in this Agreement, neither party is, nor will it be deemed to be, an employee, agent, partner, co-venturer, or legal representative of the other for any purpose.

  9.7 Nonassignability. Neither this Agreement nor any of the rights, interests,
      ----------------
      duties, or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party, except that either party may assign this Agreement to an Affiliate of such party; provided that, in no event shall a party assign to an Affiliate less than the entirety of its rights and obligations under this Agreement. Any assignment made in violation of this Section 9.7 will be void and of no effect. Subject to this Section 9.7, this Agreement shall be binding upon, inure

CONFIDENTIAL        First Amended International Distribution Agreement - Page 11
      to the benefit of, and be enforceable by and against, the parties and their Permitted Successors.

  9.8 Compliance With Laws.  Notwithstanding other provisions in this Agreement
      --------------------
      regarding a failure to comply with laws, in performing this Agreement, each Party shall comply with all laws and government regulations applicable in a particular country at all times.

  9.9 Arbitration.
      -----------

       9.9.1 In the event the Parties are unable to resolve any dispute or conflict arising from or relating to this Agreement within thirty
              (30) days after it is formally presented for resolution by written notice, any party may submit such conflict for resolution to the Chief Executive Officers of the parties.

       9.9.2 In the event the Chief Executive Officers of the parties are unable to resolve such conflict within thirty (30) days after having such conflict submitted to them for resolution, the disputes shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris ("Rules") by three arbitrators appointed in accordance with the Rules.

       9.9.3 The place of arbitration shall be Zurich. The procedural law of this place shall apply where the Rules are silent.

       9.9.4 The arbitral award shall be substantiated in writing. The arbitral tribunal shall decide on the matter of costs of the arbitration.

       9.9.5 The language to be used in the arbitral proceedings shall be English.

  9.10 Confidentiality.  The parties acknowledge that by reason of their
       ---------------
       relationship hereunder, each has had and will continue to have access to certain information and materials concerning the other's business, plans, customers, technology, and/or products that is considered by a party to be confidential ("Confidential Information") and of substantial value to that party, which value would be impaired if such information were disclosed to third parties. To the extent that such information is considered confidential, the disclosing party will so indicate to the receiving party, in the case of information in documentary or other tangible form, by labeling it conspicuously as "CONFIDENTIAL" (or words of similar import) and in the case of information conveyed verbally, by identifying same in writing within ten days after the first verbal disclosure. Each party agrees that it will not use in any way other than as expressly authorized or contemplated under this Agreement, nor disclose to any third party, any such Confidential Information revealed to it by the other party, and will take commercially reasonable precautions (and will cause its Affiliates to take commercially reasonable precautions) to protect the confidentiality of such information and with no less restrictive precautions than it takes to protect its own confidential information. Each party will disclose Confidential Information only to those of its employees who have a need to know such information. If Confidential Information is required to be disclosed in response to an order by a court or other government body, or if otherwise required to be disclosed by law, or if necessary to establish the rights of a party under this Agreement, the receiving party shall use commercially reasonable efforts to provide the disclosing party with advance notice of such required disclosure to give the

CONFIDENTIAL        First Amended International Distribution Agreement - Page 12
       disclosing party sufficient time to seek a protective order or other protective measures, if any are available, for such Confidential Information. "Confidential Information" does not include information, materials, technical data or know-how which: (i) is rightfully in the possession of the receiving party at the time of disclosure as shown by the receiving party's files and records immediately prior to the time of disclosure; (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party; (iii) is independently developed by a party without the use of any Confidential Information of the other parties; (iv) is obtained from any third party who is authorized to disclose such data and information without obligation of confidentiality, or (v) is approved for release by the disclosing party. This Section 9.10 shall survive termination of this Agreement for a period of two years.

  9.11 Public Relations And Announcements.  The parties shall agree upon and
       ----------------------------------
       issue a press release upon the signing of this Agreement including a summary of the relationship established under this Agreement. No party shall issue a press release or any other published statement that refers to another party, its Affiliates or the other party's products without first obtaining the agreement of such other party as to the form and content of the statement, which approval shall be timely and not unreasonably withheld.

     In witness whereof, the parties have each caused this Agreement to be signed and delivered by their duly authorized representatives on the dates set forth below in duplicate, each of which will be treated for all purposes as an original.


      Tutogen Medical GmbH              Sulzer Spine-Tech, Inc.



By: /s/ Manfred Kruger             By: /s/ P. Richard Lunsford
    ---------------------------       ---------------------------
      Manfred Kruger                    P. Richard Lunsford
      Managing Director                 President

CONFIDENTIAL        First Amended International Distribution Agreement - Page 13

                             Schedule A - Products

Category 1 Products

      REF Number               Product Description                           A=            B=        C=        D=
      01.14000.001  Tricortical Wedge, Iliac (8-0x24x6x0degrees)             8-10          24         6        0(degrees)
      01.14000.002  Tricortical Wedge, Iliac (8-0x24x7x0degrees)             8-10          24         7        0(degrees)
      01.14000.003  Tricortical Wedge, Iliac (8-0x24x8x0degrees)             8-10          24         8        0(degrees)
      01.14000.004  Tricortical Wedge, Iliac (8-0x24x9x0degrees)             8-10          24         9        0(degrees)
      01.14000.005  Tricortical Wedge, Iliac (8-x24x10x0degrees)             8-10          24        10        0(degrees)
      01.14000.006  Tricortical Wedge, Iliac (8-0x24x12x0degrees)            8-10          24        12        0(degrees)
      01.14000.007  Tricortical Wedge, Iliac (8-0x24x14x0degrees)            8-10          24        14        0(degrees)
      01.14000.008  Tricortical Wedge, Iliac (8-0x24x16x0degrees)            8-10          24        16        0(degrees)
      01.14000.009  Tricortical Wedge, Iliac (8-0x24x50x0degrees)            8-10          24        50        0(degrees)
      01.14000.010  Tricortical Wedge, Iliac (8-0x24x100x0degrees)           8-10          24       100        0(degrees)
      01.14000.011  Tricortical Wedge, Iliac (8-10x24x8x4degrees)            8-10          24         8        4(degrees)
      01.14000.012  Tricortical Wedge, Iliac (8-10x24x9x4degrees)            8-10          24         9        4(degrees)
      01.14000.013  Tricortical Wedge, Iliac (8-10x24x11x4degrees)           8-10          24        11        4(degrees)
      01.14000.014  Tricortical Wedge, Iliac (8-10x24x13x4degrees)           8-10          24        13        4(degrees)
      01.14000.015  Tricortical Wedge, Iliac (8-10x24x15x4degrees)           8-10          24        15        4(degrees)
      01.14000.016  Tricortical Wedge, Iliac (*10x12x6x0degrees)              *10          12         6        0(degrees)
      01.14000.017  Tricortical Wedge, Iliac (*10x12x7x0degrees)              *10          12         7        0(degrees)
      01.14000.018  Tricortical Wedge, Iliac (*10x12x8x0degrees)              *10          12         8        0(degrees)
      01.14000.019  Tricortical Wedge, Iliac (*10x12x9x0degrees)              *10          12         9        0(degrees)
      01.14000.020  Tricortical Wedge, Iliac (*10x24x10x0degrees)             *10          24        10        0(degrees)
      01.14000.021  Tricortical Wedge, Iliac (*10x24x12x0degrees)             *10          24        12        0(degrees)
      01.14000.022  Tricortical Wedge, Iliac (*10x24x14x0degrees)             *10          24        14        0(degrees)
      01.14000.023  Tricortical Wedge, Iliac (*10x24x16x0degrees)             *10          24        16        0(degrees)
      01.14000.024  Tricortical Wedge, Iliac (*10x24x50x0degrees)             *10          24        50        0(degrees)
      01.14000.025  Tricortical Wedge, Iliac (*10x24x100x0degrees)            *10          24       100        0(degrees)
      01.14000.026  Tricortical Wedge, Iliac (*10x12x8x4degrees)              *10          12         8        4(degrees)
      01.14000.027  Tricortical Wedge, Iliac (*10x12x9x4degrees)              *10          12         9        4(degrees)
      01.14000.028  Tricortical Wedge, Iliac (*10x12x11x4degrees)             *10          12        11        4(degrees)
      01.14000.029  Tricortical Wedge, Iliac (*10x24x11x4degrees)             *10          24        11        4(degrees)
      01.14000.030  Tricortical Wedge, Iliac (*10x24x13x4degrees)             *10          24        13        4(degrees)
      01.14000.031  Tricortical Wedge, Iliac (*10x24x15x4degrees)             *10          24        15        4(degrees)

     REF Number               Product Description                    A=           B=
   01.14001.001  Tricortical Dowel, Iliac (12.5x24x 13)              12.5         13
   01.14001.002  Tricortical Dowel, Iliac (12.5x24x 15)              12.5         15
   01.14001.003  Tricortical Dowel, Iliac (12.5x24x 17)              12.5         17
   01.14001.004  Tricortical Dowel, Iliac (12.5x24x 19)              12.5         19

* denotes more than

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 1

    REF Number            Product Description                 A=    B=
    01.14002.001     Bone Dowel, Patella ( 10x13)            10   13
    01.14002.002     Bone Dowel, Patella ( 12x13)            12   13
    01.14002.003     Bone Dowel, Patella ( 14x13)            14   13
    01.14002.004     Bone Dowel, Patella ( 16x13)            16   13
    01.14002.005     Bone Dowel, Patella ( 10x*16)           10   *16
    01.14002.006     Bone Dowel, Patella ( 12x*16)           12   *16
    01.14002.007     Bone Dowel, Patella ( 14x*16)           14   *16
    01.14002.008     Bone Dowel, Patella ( 16x*16)           16   *16

    REF Number             Product Description                A=          B=
    01.14003.001     Wedge, Fibula (6x0degrees)              6    0(degrees)
    01.14003.002     Wedge, Fibula (7x0degrees)              7    0(degrees)
    01.14003.003     Wedge, Fibula (8x0degrees)              8    0(degrees)
    01.14003.004     Wedge, Fibula (9x0degrees)              9    0(degrees)
    01.14003.005     Wedge, Fibula (10x0degrees)             10   0(degrees)
    01.14003.006     Wedge, Fibula (50x0degrees)             50   0(degrees)
    01.14003.007     Wedge, Fibula (100x0degrees)            100  0(degrees)
    01.14003.008     Wedge, Fibula (8x4degrees)              8    4(degrees)
    01.14003.009     Wedge, Fibula (9x4degrees)              9    4(degrees)

   REF Number              Product Description                A=          B=
    01.14004.001     Ring Graft, Femur (8x0degrees)          8    0(degrees)
    01.14004.002     Ring Graft, Femur (10x0degrees)         10   0(degrees)
    01.14004.003     Ring Graft, Femur (12x0degrees)         12   0(degrees)
    01.14004.004     Ring Graft, Femur (14x0degrees)         14   0(degrees)
    01.14004.005     Ring Graft, Femur (16x0degrees)         16   0(degrees)
    01.14004.006     Ring Graft, Femur (30x0degrees)         30   0(degrees)
    01.14004.007     Ring Graft, Femur (50x0degrees)         50   0(degrees)
    01.14004.008     Ring Graft, Femur (100x0degrees)        100  0(degrees)
    01.14004.009     Ring Graft, Femur (11x6degrees)         11   6(degrees)
    01.14004.010     Ring Graft, Femur (13x6degrees)         13   6(degrees)
    01.14004.011     Ring Graft, Femur (15x6degrees)         15   6(degrees)
    01.14004.012     Ring Graft, Femur (17x6degrees)         17   6(degrees)

* greater than

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 2

    REF Number                     Product Description                                 A=         B=     C=              D=
    01.14005.001  Tricortical wedge, Calcaneus (9.5x24x6x0degrees)                  9.5         24       6       0(degrees)
    01.14005.002  Tricortical wedge, Calcaneus (9.5x24x7x0degrees)                  9.5         24       7       0(degrees)
    01.14005.003  Tricortical wedge, Calcaneus (9.5x24x8x0degrees)                  9.5         24       8       0(degrees)
    01.14005.004  Tricortical wedge, Calcaneus (9.5x24x9x0degrees)                  9.5         24       9       0(degrees)
    01.14005.005  Tricortical wedge, Calcaneus (9.5x24x10x0degrees)                 9.5         24       10      0(degrees)
    01.14005.006  Tricortical wedge, Calcaneus (9.5x24x12x0degrees)                 9.5         24       12      0(degrees)
    01.14005.007  Tricortical wedge, Calcaneus (9.5x24x14x0degrees)                 9.5         24       14      0(degrees)
    01.14005.008  Tricortical wedge, Calcaneus (9.5x24x16x0degrees)                 9.5         24       16      0(degrees)
    01.14005.009  Tricortical wedge, Calcaneus (9.5x24x8x4degrees)                  9.5         24       8       4(degrees)
    01.14005.010  Tricortical wedge, Calcaneus (9.5x24x9x4degrees)                  9.5         24       9       4(degrees)
    01.14005.011  Tricortical wedge, Calcaneus (9.5x24x11x4degrees)                 9.5         24       11      4(degrees)
    01.14005.012  Tricortical wedge, Calcaneus (9.5x24x13x4degrees)                 9.5         24       13      4(degrees)
    01.14005.013  Tricortical wedge, Calcaneus (9.5x24x15x4degrees)                 9.5         24       15      4(degrees)
    01.14005.014  Tricortical wedge, Calcaneus (12.5x12x6x0degrees)                 12.5        12       6       0(degrees)
    01.14005.015  Tricortical wedge, Calcaneus (12.5x12x7x0degrees)                 12.5        12       7       0(degrees)
    01.14005.016  Tricortical wedge, Calcaneus (12.5x12x8x0degrees)                 12.5        12       8       0(degrees)
    01.14005.017  Tricortical wedge, Calcaneus (12.5x12x9x0degrees)                 12.5        12       9       0(degrees)
    01.14005.018  Tricortical wedge, Calcaneus (12.5x24x10x0degrees)                12.5        24       10      0(degrees)
    01.14005.019  Tricortical wedge, Calcaneus (12.5x24x12x0degrees)                12.5        24       12      0(degrees)
    01.14005.020  Tricortical wedge, Calcaneus (12.5x24x14x0degrees)                12.5        24       14      0(degrees)
    01.14005.021  Tricortical wedge, Calcaneus (12.5x24x16x0degrees)                12.5        24       16      0(degrees)
    01.14005.022  Tricortical wedge, Calcaneus (12.5x12x8x4degrees)                 12.5        12       8       4(degrees)
    01.14005.023  Tricortical wedge, Calcaneus (12.5x12x9x4degrees)                 12.5        12       9       4(degrees)
    01.14005.024  Tricortical wedge, Calcaneus (12.5x12x11x4degrees)                12.5        12       11      4(degrees)
    01.14005.025  Tricortical wedge, Calcaneus (12.5x24x11x4degrees)                12.5        24       11      4(degrees)
    01.14005.026  Tricortical wedge, Calcaneus (12.5x24x13x4degrees)                12.5        24       13      4(degrees)
    01.14005.027  Tricortical wedge, Calcaneus (12.5x24x15x4degrees)                12.5        24       15      4(degrees)

   REF Number                  Product Description                                    A=          B =       C=            D=
   01.14006.001  Tricortical Wedge, Patella (8-10x24x6x0degrees)                    8-10        24       6       0(degrees)
   01.14006.002  Tricortical Wedge, Patella (8-10x24x7x0degrees)                    8-10        24       7       0(degrees)
   01.14006.003  Tricortical Wedge, Patella (8-10x24x8x0degrees)                    8-10        24       8       0(degrees)
   01.14006.004  Tricortical Wedge, Patella (8-10x24x9x0degrees)                    8-10        24       9       0(degrees)
   01.14006.005  Tricortical Wedge, Patella (8-10x24x10x0degrees)                   8-10        24       10      0(degrees)
   01.14006.006  Tricortical Wedge, Patella (8-10x24x12x0degrees)                   8-10        24       12      0(degrees)
   01.14006.007  Tricortical Wedge, Patella (8-10x24x14x0degrees)                   8-10        24       14      0(degrees)
   01.14006.008  Tricortical Wedge, Patella (8-10x24x16x0degrees)                   8-10        24       16      0(degrees)
   01.14006.009  Tricortical Wedge, Patella (8-10x24x8x4degrees)                    8-10        24       8       4(degrees)
   01.14006.010  Tricortical Wedge, Patella (8-10x24x9x4degrees)                    8-10        24       9       4(degrees)
   01.14006.011  Tricortical Wedge, Patella (8-10x24x11x4degrees)                   8-10        24       11      4(degrees)
   01.14006.012  Tricortical Wedge, Patella (8-10x24x13x4degrees)                   8-10        24       13      4(degrees)
   01.14006.013  Tricortical Wedge, Patella (8-10x24x15x4degrees)                   8-10        24       15      4(degrees)
   01.14006.014  Tricortical Wedge, Patella (*10x12x6x0degrees)                     *10         12       6       0(degrees)
   01.14006.015  Tricortical Wedge, Patella (*10x12x7x0degrees)                     *10         12       7       0(degrees)
   01.14006.016  Tricortical Wedge, Patella (*10x12x8x0degrees)                     *10         12       8       0(degrees)
   01.14006.017  Tricortical Wedge, Patella (*10x12x9x0degrees)                     *10         12       9       0(degrees)
   01.14006.018  Tricortical Wedge, Patella (*10x24x10x0degrees)                    *10         24       10      0(degrees)
   01.14006.019  Tricortical Wedge, Patella (*10x24x12x0degrees)                    *10         24       12      0(degrees)
   01.14006.020  Tricortical Wedge, Patella (*10x24x14x0degrees)                    *10         24       14      0(degrees)

* greater than

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 3

   01.14006.021  Tricortical Wedge, Patella (*10x24x16x0degrees)                     *10         24      16       0(degrees)
   01.14006.022  Tricortical Wedge, Patella (*10x12x8x4degrees)                      *10         12       8       4(degrees)
   01.14006.023  Tricortical Wedge, Patella (*10x12x9x4degrees)                      *10         12       9       4(degrees)
   01.14006.024  Tricortical Wedge, Patella (*10x12x11x4degrees)                     *10         12      11       4(degrees)
   01.14006.025  Tricortical Wedge, Patella (*10x24x11x4degrees)                     *10         24      11       4(degrees)
   01.14006.026  Tricortical Wedge, Patella (*10x24x13x4degrees)                     *10         24      13       4(degrees)
   01.14006.027  Tricortical Wedge, Patella (*10x24x15x4degrees)                     *10         24      15       4(degrees)

   REF Number           Product Description                                             A=         B=
   01.14007.001  Bone Dowel, Calcaneus ( degrees10x13)                               10          13
   01.14007.002  Bone Dowel, Calcaneus ( degrees12x13)                               12          13
   01.14007.003  Bone Dowel, Calcaneus ( degrees14x13)                               14          13
   01.14007.004  Bone Dowel, Calcaneus ( degrees16x13)                               16          13
   01.14007.005  Bone Dowel, Calcaneus ( degrees10x20)                               10          20
   01.14007.006  Bone Dowel, Calcaneus ( degrees12x20)                               12          20
   01.14007.007  Bone Dowel, Calcaneus ( degrees14x20)                               14          20
   01.14007.008  Bone Dowel, Calcaneus ( degrees16x20)                               16          20

   REF Number           Product Description                                            A=          B=
   01.14008.001  Bone Dowel, Iliac ( degrees10x13)                                   10          13
   01.14008.002  Bone Dowel, Iliac ( degrees12x13)                                   12          13
   01.14008.003  Bone Dowel, Iliac ( degrees14x13)                                   14          13
   01.14008.004  Bone Dowel, Iliac ( degrees16x13)                                   16          13

   REF Number           Product Description                                           A=                 B=
   01.14009.001  Wedge, Ulna (6x0degrees)                                            6           0(degrees)
   01.14009.002  Wedge, Ulna (7x0degrees)                                            7           0(degrees)
   01.14009.003  Wedge, Ulna (8x0degrees)                                            8           0(degrees)
   01.14009.004  Wedge, Ulna (9x0degrees)                                            9           0(degrees)
   01.14009.005  Wedge, Ulna (10x0degrees)                                           10          0(degrees)
   01.14009.006  Wedge, Ulna (50x0degrees)                                           50          0(degrees)
   01.14009.007  Wedge, Ulna (100x0degrees)                                          100         0(degrees)
   01.14009.008  Wedge, Ulna (8x4degrees)                                            8           4(degrees)
   01.14009.009  Wedge, Ulna (9x4degrees)                                            9           4(degrees)

   REF Number           Product Description                                           A=                 B=
   01.14010.001  Wedge, Radius (6x0degrees)                                          6           0(degrees)
   01.14010.002  Wedge, Radius (7x0degrees)                                          7           0(degrees)
   01.14010.003  Wedge, Radius (8x0degrees)                                          8           0(degrees)
   01.14010.004  Wedge, Radius (9x0degrees)                                          9           0(degrees)
   01.14010.005  Wedge, Radius (10x0degrees)                                         10          0(degrees)
   01.14010.006  Wedge, Radius (50x0degrees)                                         50          0(degrees)
   01.14010.007  Wedge, Radius (100x0degrees)                                        100         0(degrees)
   01.14010.008  Wedge, Radius (8x4degrees)                                          8           4(degrees)
   01.14010.009  Wedge, Radius (9x4degrees)                                          9           4(degrees)

* greater than

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 4

   REF Number             Product Description                                          A=               B=
   01.14011.001  Ring Graft, Tibia (8x0degrees)                                       8         0(degrees)
   01.14011.002  Ring Graft, Tibia (10x0degrees)                                      10        0(degrees)
   01.14011.003  Ring Graft, Tibia (12x0degrees)                                      12        0(degrees)
   01.14011.004  Ring Graft, Tibia (14x0degrees)                                      14        0(degrees)
   01.14011.005  Ring Graft, Tibia (16x0degrees)                                      16        0(degrees)
   01.14011.006  Ring Graft, Tibia (30x0degrees)                                      30        0(degrees)
   01.14011.007  Ring Graft, Tibia (50x0degrees)                                      50        0(degrees)
   01.14011.008  Ring Graft, Tibia (100x0degrees)                                     100       0(degrees)
   01.14011.009  Ring Graft, Tibia (11x6degrees)                                      11        6(degrees)
   01.14011.010  Ring Graft, Tibia (13x6degrees)                                      13        6(degrees)
   01.14011.011  Ring Graft, Tibia (15x6degrees)                                      15        6(degrees)
   01.14011.012  Ring Graft, Tibia (17x6degrees)                                      17        6(degrees)

   REF Number             Product Description                                           A=              B=
   01.14012.001  Ring Graft, Humerus (8x0degrees)                                     8         0(degrees)
   01.14012.002  Ring Graft, Humerus (10x0degrees)                                    10        0(degrees)
   01.14012.003  Ring Graft, Humerus (12x0degrees)                                    12        0(degrees)
   01.14012.004  Ring Graft, Humerus (14x0degrees)                                    14        0(degrees)
   01.14012.005  Ring Graft, Humerus (16x0degrees)                                    16        0(degrees)
   01.14012.006  Ring Graft, Humerus (30x0degrees)                                    30        0(degrees)
   01.14012.007  Ring Graft, Humerus (50x0degrees)                                    50        0(degrees)
   01.14012.008  Ring Graft, Humerus (100x0degrees)                                   100       0(degrees)
   01.14012.009  Ring Graft, Humerus (11x6degrees)                                    11        6(degrees)
   01.14012.010  Ring Graft, Humerus (13x6degrees)                                    13        6(degrees)
   01.14012.011  Ring Graft, Humerus (15x6degrees)                                    15        6(degrees)
   01.14012.012  Ring Graft, Humerus (17x6degrees)                                    17        6(degrees)

   REF Number              Product Description                                    Size=           Volume=
   01.14014.001  Cortico-Cancellous Chips (2-4mm x 15cc)                              2-4            15cc
   01.14014.002  Cortico-Cancellous Chips (2-4mm x 30cc)                              2-4            30cc
   01.14014.003  Cortico-Cancellous Chips (4-10mm x 15cc)                            4-10            15cc
   01.14014.004  Cortico-Cancellous Chips (4-10mm x 30cc)                            4-10            30cc
   01.14014.005  Cortico-Cancellous Chips (4-10mm x 60cc)                            4-10            60cc


Category 2 Products

Posterior Lateral Interbody Fusion Spacer (allograft bone tissue)

Anterior Lateral Interbody Fusion Spacer (allograft bone tissue)

Cervical Dowel (allograft bone tissue), 10 mm and 14 mm

Cervical Wedge (allograft bone tissue)


CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 5

Category 3 Products

Lumbar and cervical spacers formed of a composite of cancellous and cortical allograft bone machined and combined in proprietary shapes and designs.

TUTOPATCH Bovine Pericardium

Prod No. Size

68350    2 cm x 3 cm
68351    4 cm x 5 cm
68352    4 cm x 10 cm
68353    6 cm x 14 cm
68354    6 cm x 14 cm
68355    12 cm x 16 cm
68356    1.5 cm x 2 cm
68357    2 cm x 10 cm
68358    3 cm x 4 cm
68359    14 mm diameter
68360    5 cm x 11 cm
68361    1.5 cm x 3 cm
68362    7 cm x 8 cm
68363    2 cm x 25 cm
68364    0.3 cm x 12 cm
68365    1.5 cm x 30 cm
68366    14 cm x 20 cm


TUTOBONE Bovine Cancellous

Prod No  Size

68300    1 cm x 1 cm x 2 cm
68301    1 cm x 2 cm x 2 cm
68302    2 cm x 2 cm x 3 cm
68303    chips, 4-10 mm, 30 cc
68304    chips, 4-10 mm, 60 cc
68305    chips, 4-10 mm, 100 cc
68306    M chips, 1-2 mm, 0.5 cc
68307    M chips, 1-2 mm, 1 cc
68308    M chips, 1-2 mm, 2 cc
68309    dowel 11 mm, length 20 mm
68310    dowel 12 mm, length 20 mm
68311    dowel 14 mm, length 20 mm
68312    dowel 16 mm, length 20 mm
68313    chips, 4-10 mm, 15 cc
68314    chips, 2-4 mm, 15 cc
68315    chips, 2-4 mm, 30 cc

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 6

68316    chips, 0.25-1 mm, 0.5 cc
68317    chips, 0.25-1 mm, 1 cc
68318    chips, 4-10 mm, 5 cc
68319    chips, 2-4 mm, 3 cc
68320    wedge 35 mm x 22 mm x 5 mm
68321    wedge 35 mm x 22 mm x 8 mm
68322    wedge 35 mm x 22 mm x 12 mm
68323    wedge 35 mm x 25 mm x 14 mm
68324    wedge 40 mm x 25 mm x 12 mm
68325    wedge 40 mm x 25 mm x 14 mm
68326    plate 25 mm x 15 mm x 3 mm
68327    rod 35 mm x 4 mm x 3 mm
68328    wedge 35 mm x 22 mm x 10 mm
68329    wedge 35 mm x 25 mm x 10 mm
68335    dowel 14 mm, length 14 mm
68340    wedge 40 mm x 25 mm x 10 mm


TUTOBONE Bovine Cancellous

Prod. No.  Size

68600    14 mm x 12 mm x 4 mm
68601    14 mm x 12 mm x 5 mm
68602    14 mm x 12 mm x 6 mm
68603    14 mm x 12 mm x 7 mm
68604    14 mm x 12 mm x 8 mm
68605    14 mm x 12 mm x 9 mm
68606    14 mm x 12 mm x 10 mm
68610    14 mm x 12 mm x 4 mm
68611    14 mm x 12 mm x 5 mm
68612    14 mm x 12 mm x 6 mm
68613    14 mm x 12 mm x 7 mm
68614    14 mm x 12 mm x 8 mm
68615    14 mm x 12 mm x 9 mm
68616    16 mm x 14 mm x 5 mm
68617    16 mm x 14 mm x 6 mm
68618    16 mm x 14 mm x 7 mm
68619    16 mm x 14 mm x 8 mm
68620    16 mm x 14 mm x 9 mm
68630    14 mm x 12 mm x 12 mm
68631    14 mm x 12 mm x 14 mm
68632    14 mm x 12 mm x 16 mm
68633    14 mm x 12 mm x 18 mm
68634    14 mm x 12 mm x 20 mm
68635    14 mm x 12 mm x 22 mm
68636    14 mm x 12 mm x 24 mm
68637    14 mm x 12 mm x 26 mm
68650    15 mm x 30 mm x 20 mm
68651    15 mm x 30 mm x 25 mm

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 7

68652    15 mm x 30 mm x 30 mm
68653    15 mm x 30 mm x 35 mm
68654    15 mm x 30 mm x 40 mm
68655    15 mm x 30 mm x 45 mm
68656    15 mm x 30 mm x 50 mm
68657    15 mm x 30 mm x 55 mm
68658    15 mm x 30 mm x 60 mm
68665    dowel 12 mm plus chips 15cc

CONFIDENTIAL         Schedule A to International Distribution Agreement - Page 8

                       Schedule B - Minimum Annual Sales

Contract Year 1
---------------

     No Minimum Sales

Contract Year 2
---------------

     No Minimum Sales

Contract Year 3
---------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                   ______

     Eastern Europe                   ______

     South America                    ______

     Far East                         ______

     Japan                            ______

     Middle East                      ______

     Canada                           ______



Contract Year 4
---------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                   ______

     Eastern Europe                   ______

     South America                    ______

     Far East                         ______

     Japan                            ______

     Middle East                      ______

     Canada                           ______

CONFIDENTIAL       Schedule B to International Distribution Agreement - Page 1

Contract Year 5
---------------

      Sub-Territory     Minimum Annual Sales (Total Product Units)
      -------------     ------------------------------------------

      Western Europe                  ______

      Eastern Europe                  ______

      South America                   ______

      Far East                        ______

      Japan                           ______

      Middle East                     ______

      Canada                          ______

Contract Year 6
---------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                  ______

     Eastern Europe                  ______

     South America                   ______

     Far East                        ______

     Japan                           ______

     Middle East                     ______

     Canada                          ______

Contract Year 7
---------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                  ______

     Eastern Europe                  ______

     South America                   ______

     Far East                        ______

     Japan                           ______

     Middle East                     ______


CONFIDENTIAL         Schedule B to International Distribution Agreement - Page 2

     Canada                          ______

Contract Year 8
---------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                  ______

     Eastern Europe                  ______

     South America                   ______

     Far East                        ______

     Japan                           ______

     Middle East                     ______

     Canada                          ______

Contract Year 9
---------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                  ______

     Eastern Europe                  ______

     South America                   ______

     Far East                        ______

     Japan                           ______

     Middle East                     ______

     Canada                          ______

Contract Year 10
----------------

     Sub-Territory      Minimum Annual Sales (Total Product Units)
     -------------      ------------------------------------------

     Western Europe                  ______

     Eastern Europe                  ______

     South America                   ______

     Far East                        ______


  CONFIDENTIAL   Schedule B to International Distribution Agreement - Page 3

      Japan                           ______

      Middle East                     ______

      Canada                          ______


CONFIDENTIAL     Schedule B to International Distribution Agreement - Page 4

                          Schedule C - Transfer Price


     Product                       Transfer Price
     -------                       --------------


CONFIDENTIAL   Schedule B to International Distribution Agreement - Page 1

               Schedule D - Termination of Existing Distributors

Country                      Effective Date of Termination
-------                      -----------------------------

Austria                              31 March 2001

Belgium / Luxembourg                 20 May 2001

Cypress                              31 May 2000

Ecuador                              31 May 2000

Germany                              31 May 2000

Greece                               30 September 2000

Guatemala                            31 May 2000

Hong Kong                            31 May 2000

Hungary                              31 May 2000

Jordan                               31 May 2000

Korea                                31 May 2000

Netherlands                          01 January 2001

New Zealand                          31 May 2000

Oman, Bahrain, Quatar                30 September 2000

Peru                                 01 September 2000

Portugal                             14 February 2001

Rumania                              31 May 2000

Scandinavia                          31 May 2000

Singapore                            30 April 2001

Slovenia                             31 May 2000

South Africa                         31 May 2000

Switzerland                          01 March 2001

Syria                                31 May 2000

Taiwan                               31 May 2000

CONFIDENTIAL        Schedule B to International Distribution Agreement - Page 1

Thailand                             31 May 2000
Country                  Effective Date of Termination
-----------------------  -----------------------------

United Arab Emirates           31 December 2000

United Kingdom                 01 February 2001

Uruguay                        31 May 2000

USA                            31 May 2000

CONFIDENTIAL     Schedule B to International Distribution Agreement - Page 2